EXHIBIT 10.1

FIRST Amendment to Loan and security agreement

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 30th day of November, 2012 (“Closing Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank”) and UROLOGIX, INC., a Minnesota corporation (“Borrower”).

Recitals

A.                  Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 11, 2012 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                  Borrower has requested that Bank amend the Maximum Loss covenant and make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                  Although Bank is under no obligation to do so, Bank is willing to amend the Maximum Loss covenant and make certain other revisions to the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                   Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.                   Amendments to Loan Agreement.

2.1                Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(e)            Payment; Interest Computation. Interest is payable monthly on the last calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

2.2                Section 6.9 (Financial Covenants). Section 6.9(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)            Maximum Loss. A Maximum Loss, tested on a trailing three (3) month period, of not greater than ($1,500,000) commencing with the trailing three (3) month period ending October 31, 2012 and on the last day of each month thereafter through June 30, 2013. Commencing with the month ending July 31, 2013, the required amount of Borrower’s Maximum Loss is subject to change based on Borrower’s annual financial projections approved by Borrower’s Board of Directors for the June 30, 2014 fiscal year end (the “2014 Maximum Loss Covenant”). Borrower’s failure to reach an agreement with Bank on the 2014 Maximum Loss Covenant and to execute and deliver to Bank an amendment to this Agreement, shall constitute an immediate Event of Default under this Agreement.

3.                   Compliance Certificate. From and after the Closing Date, Exhibit D of the Loan Agreement is replaced in its entirety with Exhibit D attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit D attached hereto.

4.                   Limitation of Amendments.

4.1                The amendments set forth in Sections 2 and 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2                This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.3                In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

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5.                   Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1                Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2                Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3                The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7                This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.                   Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

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7.                   Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                   Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b)  payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Kimberly A. Stover
Name: Kimberly A. Stover Title: Relationship Manager

BORROWER:

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Name: Brian J. Smrdel Title: Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	Urologix, Inc.

The undersigned authorized officer of Urologix, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
Board Projections	FYE within 30 days	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Transaction Report	Weekly; or Monthly within 30 days if Streamline Eligible	Yes No
Deferred Revenue Reports	Monthly within 30 days	Yes No

Financial Covenants	Required	Actual	Complies

Maintain on a Monthly Basis:
Monthly Maximum Loss (trailing 3 month period):
October 31, 2012 through June 30, 2013	($1,500,000)	$________	Yes No
July 31, 2013 and at all times thereafter	TBD based on 2014 Board approved plan	$________	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

UROLOGIX, Inc. By: __________________________________________ Name: Title:

BANK USE ONLY

Received by: ___________________________________

                                             authorized signer

Date: _________________________________________

Verified:  ______________________________________

                                             authorized signer

Date: _________________________________________

Compliance Status:        Yes   No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:  ____________________

Maximum Loss (Section 6.9(a))

Required:     A Maximum Loss, tested on a trailing three (3) month period, of not greater than ($1,500,000) commencing with the trailing three (3) month period ending October 31, 2012 and on the last day of each month thereafter through June 30, 2013.

Actual:

A.	Net loss	$_____
B.	Interest Expense	$_____
C.	To the extent deducted in the determination of Net loss, depreciation expense, plus amortization expense	$_____
D.	Income tax expense	$_____
E	Non-cash compensation expense	$_____
F.	Loss (line A, plus line B, plus line C, plus line D, plus line E)	$_____

Is line F equal to or greater than the required amount?

_________  No, not in compliance                                                           _________  Yes, in compliance